Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Putnam New York Tax Exempt Income Fund:

We consent to the use of our report dated January 11, 2007, incorporated herein by reference, to the Putnam New York Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the Prospectus/Proxy Statement and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
April 20, 2007